Exhibit 15.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-279990 on Form F-3 and Registration Statement Nos. 333-233615 and 333-286790 on Form S-8 of our reports dated April 28, 2026, relating to the financial statements of Jiayin Group Inc. and the effectiveness of Jiayin Group Inc.'s internal control over financial reporting appearing in this Annual Report on Form 20-F for the year ended December 31, 2025.

/s/ Deloitte Touche Tohmatsu Certified Public Accountants LLP

Shanghai, China

April 28, 2026